UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 15, 2008

WINLAND ONLINE SHIPPING HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	333-142908	20-5933927
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Zhongshan Road, Shahekou District, Dalian, The People’s Republic of China 116021

(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-411-39660000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 15, 2009, the Board of Directors (the “Board”) of Winland Online Shipping Holdings Corporation, a Texas corporation (the “Registrant”) rescinded its Financial Code of Ethics which had been adopted by the Board and filed as Exhibit 14.1 to the Registrant’s Annual Report on Form 10-K with the U.S. Securities and Exchange Commission on March 28, 2008. Also on January 15, 2009, the Board adopted a new Code of Ethics that applies to the Registrant’s officers, directors and employees. A copy of such Code of Ethics is attached hereto as Exhibit 14.1 and is incorporated by reference into this Item 5.05.

Item 8.01 Other Events.

On January 15, 2009, the Board unanimously resolved to create an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Board appointed Si Zhaoqing, Michelle Sun and Xiao Liwu to serve as members of the Audit Committee, with Si Zhaoqing serving as Chairman. The Board appointed Xie Kewei, Xiao Liwu and Si Zhaoqing to serve as members of the Compensation Committee, with Xie Kewei serving as Chairman. The Board appointed Xiao Liwu, Xie Kewei and Si Zhaoqing to serve as members of the Corporate Governance and Nominating Committee, with Xiao Liwu serving as Chairman.

Also on January 15, 2009, the Board approved Charters for each of the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee. Copies of the Audit Committee Charter, the Compensation Committee Charter and the Corporate Governance and Nominating Committee Charter are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits No. Description:

Exhibit No.	Item	Location
Exhibit 14.1	Code of Ethics, dated January 15, 2009	Provided herewith
Exhibit 99.1	Audit Committee Charter, dated January 15, 2009	Provided herewith
Exhibit 99.2	Compensation Committee Charter, dated January 15, 2009	Provided herewith
Exhibit 99.3	Corporate Governance and Nominating Committee Charter, dated January 15, 2009	Provided herewith

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 15, 2009

WINLAND ONLINE SHIPPING HOLDINGS CORPORATION

By:	/s/ Xue Ying
Name: Xue Ying
Title: Chief Executive Officer